EXHIBIT 25.1

_____________________________________________________________________________

securities and exchange commission
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Mauri J. Cowen
U.S. Bank National Association
5555 San Felipe, Suite 1150
Houston, Texas  77056
(713) 235-9206
(Name, address and telephone number of agent for service)

CADIZ, INC.
                                                       (Issuer with respect to the Securities)
Delaware	77-0313235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

550 South Hope Street, Suite 2850 Los Angeles, CA	90017
(Address of Principal Executive Offices)	(Zip Code)

7.00% Convertible Senior Notes Due 2020
(Title of the Indenture Securities)

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2016 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, State of Texas on the 12th of May, 2016.

By:	/s/ Mauri J. Cowen
Mauri J. Cowen
Vice President

Exhibit 2

Exhibit 3

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 12, 2016

By:	/s/ Mauri J. Cowen
Mauri J. Cowen
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2016

($000’s)

		3/31/2016
Assets
	Cash and Balances Due From	$10,947,868
	Depository Institutions
	Securities	106,681,861
	Federal Funds	36,987
	Loans & Lease Financing Receivables	263,697,563
	Fixed Assets	5,196,349
	Intangible Assets	12,814,361
	Other Assets	23,828,774
	Total Assets	$423,203,763

Liabilities
	Deposits	$315,187,684
	Fed Funds	1,383,186
	Treasury Demand Notes	0
	Trading Liabilities	1,570,792
	Other Borrowed Money	44,382,132
	Acceptances	0
	Subordinated Notes and Debentures	3,800,000
	Other Liabilities	12,270,761
	Total Liabilities	$378,594,555

Equity
	Common and Preferred Stock	18,200
	Surplus	14,266,915
	Undivided Profits	29,514,964
	Minority Interest in Subsidiaries	809,129
	Total Equity Capital	$44,609,208

Total Liabilities and Equity Capital		$423,303,763